Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-162323 and 333-185929) pertaining to the Progress Savings 401(k) Plan of F.N.B. Corporation of our report dated June 28, 2024, with respect to the financial statements, and schedule of the F.N.B. Corporation Progress Savings 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
June 28, 2024